UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 15, 2010

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

DCP Midstream Partners, LP (the “Partnership”), through a wholly-owned subsidiary, Gas Supply Resources LLC (“Gas Supply Resources”), entered into a six-year propane supply agreement with Spectra Energy Propane LLC (“Spectra Energy Propane”), a subsidiary of Spectra Energy Corp (“Spectra”), dated June 7, 2008. On June 15, 2010, Gas Supply Resources and Spectra Energy Propane entered into an amendment of the propane supply agreement to shorten the term of the agreement by two years so that it will now terminate on April 30, 2012. In consideration for shortening the term by two years, Spectra Energy Propane will pay Gas Supply Resources a lump sum payment of $3.0 million. Spectra owns 50% of DCP Midstream, LLC, which in turn owns all of the membership interest of DCP Midstream GP, LLC, the general partner to the general partner of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

June 18, 2010